UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

Carey Watermark Investors Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction
of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On October 22, 2019, Carey Watermark Investors Incorporated, a Maryland corporation (“CWI” or the “Company”), Carey Watermark Investors 2 Incorporated, a Maryland corporation (“CWI 2”), and Apex Merger Sub LLC, a Maryland limited liability company and direct, wholly owned subsidiary of CWI 2 (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub, whereupon the separate existence of Merger Sub will cease and the Company will survive as a direct, wholly owned subsidiary of CWI 2 (the “Merger”).  In accordance with the Merger Agreement, the Company also entered into agreements to internalize the management of the combined companies following the Merger, as further described below (the “Internalization”). The Merger Agreement, including the Exchange Ratio (as defined below), resulted from negotiations between a Special Committee (“CWI Special Committee”) of independent members of the Board of Directors of CWI (“CWI Board”) and a Special Committee (“CWI 2 Special Committee”) of independent members of the Board of Directors of CWI 2 (“CWI 2 Board”), with the assistance of separate financial and legal advisors.  On October 21, 2019, the CWI Special Committee unanimously recommended, and the CWI Board (with the unanimous vote of the independent directors) on behalf of the Company approved, the Merger Agreement, the Merger, the Internalization Agreement (as defined below), the Internalization and the other transactions contemplated by each such agreement; Jason E. Fox, chairman of the CWI Board, and Michael G. Medzigian, a member of the CWI Board, recused themselves from the votes of the CWI Board.  On October 22, 2019, the CWI 2 Special Committee unanimously recommended, and the CWI 2 Board (with the unanimous vote of the independent directors) on behalf of CWI 2 approved, the Merger Agreement, the Merger, the Internalization Agreement, the Internalization and the other transactions contemplated by each such agreement; Mr. Fox, chairman of the CWI2 Board, and Mr. Medzigian, a member of the CWI 2 Board, recused themselves from the votes of the CWI 2 Board with regard to related party matters.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock (or fraction thereof), $0.001 par value per share ( “CWI Common Stock”), will be converted into the right to receive 0.9106 shares (the “Exchange Ratio”) of validly issued, fully paid and nonassessable shares of CWI 2’s Class A common stock, $0.001 par value per share (“CWI 2 Class A Common Stock”). From and after the Effective Time, all such shares of CWI Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a share of CWI Common Stock shall cease to have any rights with respect thereto, except for the right to receive the consideration as provided in the Merger Agreement.

At the Effective Time, all restricted stock units of the Company (the “CWI RSUs”) that are outstanding and vested immediately prior to the Effective Time will be converted into the right to receive a number of shares of CWI 2 Class A Common Stock equal to (i) the number of shares of CWI Common Stock subject to such vested CWI RSU, multiplied by (ii) the Exchange Ratio. At the Effective Time, all unvested CWI RSUs that are outstanding and unvested immediately prior to the Effective Time will be converted into a CWI 2 restricted stock unit with respect to a whole number of shares of CWI 2 Class A Common Stock equal to (i) the number of shares of CWI Common Stock subject to such unvested CWI RSU, multiplied by (ii) the Exchange Ratio.

The Merger Agreement contains customary covenants, including covenants prohibiting each party, its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. However, for a period of 30 days following the execution of the Merger Agreement (the “go-shop” period), the Company, its subsidiaries and representatives are permitted to solicit, provide information or enter into discussions concerning proposals relating to alternative business combination transactions, subject to certain exceptions. The Merger Agreement also provides that prior to the approval by the companies’ respective stockholders of the Merger, the respective board of directors of either the Company or CWI 2 may in certain circumstances make a REIT I Adverse Recommendation Change or REIT II Adverse Recommendation Change, respectively (as each such term is defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement.

The CWI 2 Board is required to take such action as may be necessary to increase the CWI 2 Board to nine members and to cause certain individuals designated by the Company to be elected to the CWI 2 Board, with such actions to be effective as of the Effective Time.

The Merger Agreement may be terminated under certain circumstances, including, but not limited to, by either the Company or CWI 2 (in each case, with the prior approval of their respective special committees) (i) if the Merger has not been consummated on or before 11:59 p.m. New York time on March 31, 2020 (the “Outside Date”), (ii) if a final and non-appealable order is entered that permanently restrains or otherwise prohibits the Merger, (iii) if the approval of the stockholders of the Company or CWI 2 (each, a “Stockholder Approval”) has not been obtained or (iv) upon an uncured breach of the Merger Agreement by the other party that would cause any of the closing conditions in the Merger Agreement not to be satisfied.

In addition, either party may terminate the Merger Agreement (i) if such party has properly accepted a “Superior Proposal” (as defined in the Merger Agreement) at any time prior to receipt by such party of its Stockholder Approval pursuant to the terms of the Merger Agreement or (ii) upon an Adverse Recommendation Change by the other party’s board of directors or committee.

The Company must pay to CWI 2 a termination fee of $28,690,000 if (i) the Merger Agreement is terminated by the Company to accept a Superior Proposal prior to receipt of its Stockholder Approval, (ii) the Merger Agreement is terminated by CWI 2 upon a REIT I Adverse Recommendation Change, or (iii) (A) the Merger Agreement is terminated by either party following the Outside Date, or by CWI 2 for the Company’s uncured breach of the Merger Agreement and a Competing Proposal (as defined in the Merger Agreement) for 50% or more of the Company’s equity or assets was pending at such time, and (B) the Company consummates or enters into an agreement in respect of a Competing Proposal within 12 months after the date of such termination covered by clause (A).  To the extent that the Merger Agreement is terminated pursuant to the foregoing clauses (i) and (ii) and the Company enters into an alternative agreement with a person exempted through the go-shop process, then the termination fee payable by the Company would be reduced to $21,520,000.

CWI 2 must pay to the Company a termination fee of $19,669,000 if (i) the Merger Agreement is terminated by CWI 2 to accept a Superior Proposal prior to receipt of its Stockholder Approval, (ii) the Merger Agreement is terminated by the Company upon a REIT II Adverse Recommendation Change, or (iii) (A) the Merger Agreement is terminated by either party following the Outside Date, or by the Company for CWI 2’s uncured breach of the Merger Agreement and a “Competing Proposal” for 50% or more of CWI 2’s equity or assets was pending at such time and (B) CWI 2 consummates or enters into an agreement in respect of a Competing Proposal within 12 months after the date of such termination covered by clause (A).

Additionally, subject to the terms and conditions of the Merger Agreement, if the Merger Agreement is terminated by either the Company or CWI 2 as a result of an uncured breach of the Agreement by the other party that would cause any of the closing conditions in the Merger Agreement not to be satisfied and in circumstances where a termination fee (as described above) would not be payable, then the breaching party is required to reimburse the non-breaching party for up to $5,000,000 of such non-breaching party’s documented, reasonable out-of-pocket transaction expenses.

The Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the Merger Agreement are subject to contractual standards of materiality that may be different from what may be viewed as material to stockholders, as well as certain qualifications and limitations set forth in confidential disclosure letters delivered by each of the Company and CWI 2.

The obligation of each party to consummate the Merger is subject to certain conditions, including receipt of the Stockholder Approvals, delivery of certain documents, certificates and opinions, the truth and correctness of the representations and warranties of the parties (subject to contractual standards of materiality), the effectiveness of the registration statement on Form S-4 to be filed by CWI 2 to register the shares of the CWI 2 Class A Common Stock to be issued as consideration in the Merger, the absence of injunctions or legal orders restraining the transaction, the absence of a material adverse effect with respect to either the Company or CWI 2, and the confirmation by the parties to the Internalization Agreement that the conditions to consummating the Internalization (including the Redemption (as defined below)) have been satisfied.

Internalization Agreement

Concurrently with the execution of the Merger Agreement, on October 22, 2019, the Company entered into an Internalization Agreement (the “Internalization Agreement”) with CWI OP, LP, a Delaware limited partnership and the operating partnership of the Company (“CWI OP”), CWI 2, CWI 2 OP, LP, a Delaware limited partnership and the operating partnership of CWI 2 (“CWI 2 OP”), W. P. Carey Inc., a Maryland corporation (“WPC”), Carey Watermark Holdings, LLC, a Delaware limited liability company (“SGP”), CLA Holdings, LLC, a Delaware limited liability company (“CLA”), Carey REIT II, Inc., a Maryland corporation (“Carey II”), WPC Holdco LLC, a Delaware limited liability company (“Holdco”), Carey Watermark Holdings 2, LLC, a Delaware limited liability company (“SGP 2”), Carey Lodging Advisors, LLC, a Delaware limited liability company (“Advisor,” and together with WPC, SGP, CLA, Carey II, SGP 2 and Holdco, the “WPC Entities”), Watermark Capital Partners, LLC, a Delaware limited liability company (“Watermark Capital”), CWA, LLC, an Illinois limited liability company (“CWA”) and CWA 2, LLC, an Illinois limited liability company (“CWA 2,” and together with Watermark Capital and CWA, the “Watermark Entities”).

Consummation of the transactions contemplated by the Internalization Agreement will result in the internalization of the management of the combined company immediately following consummation of the Merger, including by terminating the Company’s existing arrangement for management services provided by Advisor pursuant to the Amended and Restated Advisory Agreement, dated as of January 1, 2016, as amended, among the Company, CWI OP and Advisor (the “Advisory Agreement”), and by CWA pursuant to the Sub-Advisory Agreement, dated as of September 15, 2010, as amended, between Advisor and CWA (the “Sub-Advisory Agreement”).

Subject to the terms and conditions of the Internalization Agreement, CWI OP and CWI 2 OP will redeem the special general partnership interests held by SGP and SGP 2 in CWI OP and CWI 2 OP, respectively (the “Redemption”). As consideration for the Redemption and the other transactions contemplated by the Internalization Agreement, CWI 2 or CWI 2 OP, as applicable, will issue equity valued in the aggregate at $125,000,000 consisting of (x) 2,840,549 shares of CWI 2 Class A Common Stock, to affiliates of WPC, (y) 2,417,996 limited partnership interests in CWI 2 OP, to affiliates of Watermark Capital, and (z) shares of CWI 2 Series A Preferred Stock, $0.001 par value per share, to affiliates of WPC, with a liquidation preference of $65,000,000 in the aggregate. The shares of CWI 2 Class A Common Stock and limited partnership interests in CWI 2 OP to be issued in the Internalization were valued based on CWI 2’s estimated net asset value per share as of December 31, 2018. Following the Redemption, SGP and SGP 2 shall have no further liability or obligation pursuant to the limited partnership agreements of CWI OP and CWI 2 OP, respectively. Immediately following the Redemption, the Advisory Agreement and the Sub-Advisory Agreement will automatically terminate.

Subject to the terms and conditions of the Internalization Agreement, CWI 2 has agreed that, prior to an initial public offering or public stock exchange listing of CWI 2 common stock, CWI 2 will not modify the size of the CWI 2 Board, consisting of nine members, without the prior written consent of WPC.  Additionally, CWI 2 has agreed that for so long as WPC beneficially owns CWI 2 capital stock with a value, determined in accordance with the Internalization Agreement, (i) equal to or greater than $100 million, WPC shall have the right to designate two directors for election to CWI 2’s Board, (ii) equal to or greater than $50 million but less than $100 million, WPC shall have the right to designate one director for election to CWI 2’s Board, and (iii) less than $50 million, WPC shall have no right to designate any director for election to CWI 2’s Board.

Concurrently with, and as a condition to the execution and delivery of the Internalization Agreement, CWI 2 has entered into an employment agreement with Michael G. Medzigian, pursuant to which Mr. Medzigian shall serve from and after the Effective Time as Chief Executive Officer of the combined company.  The Internalization Agreement also provides for, among other things and to be effective following the Effective Time: (i) temporary, transition services provided by each of WPC and Watermark Capital to the combined company and certain temporary, transition services provided by CWI 2 to Watermark Capital, pursuant to transition services agreements executed by such parties concurrently with the Internalization Agreement, (ii) terms and processes for the combined company to offer employment to certain WPC or Watermark Capital employees, and the allocation of associated liabilities among the combined company, the WPC Entities and the Watermark Entities, and (iii) the acquisition and assumption by the combined company of certain assets from WPC or Watermark Capital, including contracts of Watermark Capital and rights with respect to the use of specified trademarks and names.  The parties have made certain customary representations, warranties and covenants in the Internalization Agreement.  From the closing under the Internalization Agreement until the date on which the WPC Entities cease to have the right to designate any person for election to CWI 2’s Board or the representatives of the WPC Entities on the CWI 2 Board resign in connection with a change-in-control of CWI 2 or WPC, each of the WPC Entities and their affiliates are prohibited from sponsoring, acting as the external advisor to or externally managing any new or existing real estate program focused on lodging properties, subject to certain exceptions.  From the closing under the Internalization Agreement until the occurrence of a change-in-control transaction involving a majority of the voting stock of the combined company or a majority of the directors on the CWI 2 Board, each of the Watermark Entities and their affiliates are prohibited from engaging in the business of acquiring, holding, managing, leasing, disposing and financing lodging properties, lodging-related real properties and debt investments related to lodging properties, subject to certain exceptions and solely to the same extent that Mr. Medzigian is prohibited from such engagement under the Commitment Agreement (as defined below) and his employment agreement with the combined company.

Consummation of the Internalization is subject to certain conditions, including the absence of injunctions or legal orders restraining the transaction, consummation of the Merger, the Redemption and the implementation of specified employment terms between the combined company and certain executives.

The Internalization Agreement may be terminated (i) by mutual written agreement by the parties thereto, (ii) by any party if a final and non-appealable order is entered that permanently restrains or otherwise prohibits the Internalization or (iii) by any party thereto if the conditions to the Internalization have not be satisfied substantially concurrently with the closing of the Merger.

Commitment Agreement

In connection with the contemplated Merger and Internalization, the Company, CWI 2, Watermark Capital and Mr. Medzigian entered into a Commitment Agreement, dated as of October 1, 2019 (the “Commitment Agreement”).  The Commitment Agreement provides for, among other things, (i) the wind-up of all capital-raising and investment activities of a private investment fund (the “Fund”) managed by Watermark Capital, (ii) the orderly liquidation and wind-up of the Fund in accordance with applicable law and subject to the terms and conditions of the Commitment Agreement, (iii) the agreement by Watermark Capital and Mr. Medzigian to devote their business activities exclusively to the affairs of the Company and CWI 2, including pursuant to the Sub-Advisory Agreement and other activities set forth in the Commitment Agreement, in each case, until the earlier of (x) termination of the Commitment Agreement due to default by the Company or CWI 2 thereunder, (y) 12 months after termination of the Sub-Advisory Agreement, or (z) 18 months after the effective date of the Commitment Agreement, and (iv) the payment by the Company and CWI 2 to Watermark Capital an aggregate of $6,950,000 (of which the Company is responsible for $4,100,500), with $5,000,000 of the aggregate payment due by October 25, 2019, and $1,950,000 due by January 15, 2020.

Each of the foregoing descriptions of the Merger Agreement, the Internalization Agreement and the Commitment Agreement (collectively, the “Agreements”) is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Internalization Agreement or the Commitment Agreement, as applicable, which are filed as Exhibits 2.1, 2.2 and 10.1, respectively, and are incorporated herein by reference. A copy of each Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about the parties to the Agreements. The representations, warranties and covenants contained in each Agreement have been made solely for the benefit of the parties thereto, and are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties thereto in the event that the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Internalization Agreement and the termination of the Advisory Agreement and the Sub-Advisory Agreement is incorporated by reference into this Item 1.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the CWI RSUs and the Commitment Agreement is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure

Press Release and Other Investor Communications

On October 22, 2019, the Company and CWI 2 issued a joint press release announcing the Merger pursuant to the Merger Agreement and the Internalization pursuant to the Internalization Agreement as described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, on October 22, 2019, the Company distributed a letter to its stockholders concerning the announced proposed Merger and Internalization. A copy of the stockholder letter distributed by the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Company intends to host a webinar on Thursday, October 24, 2019, for financial advisors during which the Company will review a presentation, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01. Other Events

Distribution Reinvestment and Stock Purchase Plan; Redemption Plan

Effective immediately, the Company has suspended permitted distribution reinvestments under its distribution reinvestment plan (“CWI DRIP”) and suspended its quarterly share redemption program.  CWI 2 intends to recommence a distribution reinvestment plan and permitted redemptions pursuant its distribution reinvestment plan once the Merger is completed.

About Carey Watermark Investors Incorporated and Carey Watermark Investors 2 Incorporated

CWI and CWI 2 are publicly registered REITs that were formed to make investments primarily in the lodging and lodging-related sectors and in recent years have been among the largest and most active investors in the lodging industry. Affiliates of WPC and Watermark Capital advise CWI and CWI 2 and manage their overall portfolios.

www.careywatermark.com

www.careywatermark2.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CWI 2 or CWI and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” and other comparable terms. The forward-looking statements include but are not limited to statements regarding: projections as to the anticipated benefits of the proposed transaction; the ability to close the proposed transaction; the strategic rationale and transaction benefits; the combined company’s corporate strategy and capital structure; the ability to execute future liquidity transactions including a potential public listing or IPO; and estimated or future economic performance and results, including the amount and timing of any future cost savings, synergies, dividends, profitability, distribution coverage, reduction of indebtedness, asset sales and estimated future growth.

The statements are based on the current expectations, estimates, assumptions and projections of CWI 2’s and CWI’s management. It is important to note that actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on CWI 2’s or CWI’s business, financial condition, liquidity, results of operations, MFFO, and prospects. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors that could impact actual results and cause them to differ from what is anticipated in these forward-looking statements is included in CWI 2’s and CWI’s filings with the SEC from time to time, including but not limited to those described in Item 1A. Risk Factors in CWI 2’s and CWI’s respective Annual Report on Form 10-K for the year ended December 31, 2018, each as filed with the SEC on March 15, 2019. Moreover, because CWI 2 and CWI operate in a very competitive and rapidly changing environment, new risks are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on these forward-looking statements as a prediction of future results, which speak only as of the date of this presentation, unless noted otherwise. Except as required by federal securities laws and the rules and regulations of the SEC, CWI 2 and CWI do not undertake to revise or update any forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and there shall not be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of the federal securities laws. CWI 2 and CWI intend to file with the SEC a Registration Statement on Form S-4 and mail the Joint Proxy Statement/Prospectus and other relevant documents to their security holders in connection with the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY CWI 2 AND CWI IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CWI 2, CWI AND THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

Investors and security holders will be able to obtain these materials and other documents, if and when filed with the SEC, free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials will also be available free of charge at CWI 2’s website (http://www.careywatermark2.com) or CWI’s website (http://www.careywatermark.com).

Participants in the Proxy Solicitation

CWI and CWI 2, Advisor, CWA, CWA 2, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CWI and/or the stockholders of CWI 2 in connection with the Merger.  Information regarding CWI 2’s directors and executive officers is available in its proxy statement filed with the SEC by CWI 2 on April 22, 2019, in connection with its 2019 annual meeting of stockholders, and information regarding CWI’s directors and executive officers is available in its proxy statement filed with the SEC by CWI on April 22, 2019, in connection with its 2019 annual meeting of stockholders. Other information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC when they become available.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 22, 2019, among Carey Watermark Investors Incorporated, Carey Watermark Investors 2 Incorporated and Apex Merger Sub LLC.*

2.2

Internalization Agreement, dated as of October 22, 2019, among Carey Watermark Investors Incorporated, CWI OP, LP, Carey Watermark Investors 2 Incorporated, CWI 2 OP, LP, W. P. Carey Inc., Carey Watermark Holdings, LLC, CLA Holdings, LLC, Carey REIT II, Inc., WPC Holdco LLC, Carey Watermark Holdings 2, LLC, Carey Lodging Advisors, LLC, Watermark Capital Partners, LLC, CWA, LLC, and CWA 2, LLC.

10.1	Commitment Agreement, dated as of October 1, 2019, among Watermark Capital Partners, LLC, Carey Watermark Investors Incorporated, Carey Watermark Investors 2 Incorporated, and Michael Medzigian.

99.1	Joint Press Release, dated October 22, 2019.

99.2	Letter to stockholders of Carey Watermark Investors Incorporated and Carey Watermark Investors 2 Incorporated, dated October 22, 2019.

99.3	Webinar presentation to financial advisors, dated October 24, 2019.

*                 The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: October 22, 2019	By:	/s/ Susan C. Hyde
Susan C. Hyde
Chief Administrative Officer and Corporate Secretary